UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 28, 2014

(Date of earliest event reported)

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124878	59-3796143
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12200 Herbert Wayne Court, Suite 150

Huntersville, North Carolina

(Address of principal executive offices)

28078

(Zip Code)

(704) 992-2000

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth below under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 28, 2014, American Tire Distributors, Inc. (“ATDI”), a direct wholly-owned subsidiary of American Tire Distributors Holdings, Inc. (“Holdings” or the “Company”), completed its acquisition of Terry’s Tire Town Holdings, Inc., an Ohio corporation (“Terry’s Tire” and such acquisition, the “Acquisition”). The Acquisition was completed pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) entered into on February 17, 2014 between ATDI and TTT Holdings, Inc., a Delaware corporation (“Seller”). Terry’s Tire and its subsidiaries are engaged in the business of purchasing, marketing, distributing and selling tires, wheels and related tire and wheel accessories on a wholesale basis to tire dealers, wholesale distributors, retail chains, automotive dealers and others, retreading tires and selling retread and other commercial tires through commercial outlets to end users and selling tires directly to consumers via the internet. The Acquisition was previously announced by Holdings in its Current Report on Form 8-K filed on February 19, 2014.

The Acquisition closed for an aggregate purchase price of approximately $365.6 million (the “Closing Purchase Price”), consisting of cash consideration of approximately $363.4 million and non-cash consideration for debt assumed of $2.2 million. The Closing Purchase Price included estimated working capital adjustments and a portion of consideration contingent on certain events achieved prior to closing. The Stock Purchase Agreement provides for the payment of up to $15.0 million in additional consideration contingent upon the occurrence of certain post-closing events (to the extent payable, the “Additional Purchase Price” and, collectively with the Closing Purchase Price, the “Purchase Price.”) The Closing Purchase Price is subject to certain post-closing adjustments, including, but not limited to, working capital adjustments. The Closing Purchase Price was funded by a combination of borrowings under a new senior secured term loan facility, as more fully described in Item 2.03 below, and borrowings of approximately $72.5 million under Holdings’ existing U.S. ABL Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Acquisition, on March 28, 2014, ATDI entered into a credit agreement which provides for a senior secured term loan facility in the aggregate principal amount of $300.0 million (the “Term Loan”). The Term Loan was issued at a discount of 0.25% which, combined with debt issuance costs, resulted in net proceeds of approximately $290.9 million. The net proceeds from the Term Loan were used to finance a portion of the Closing Purchase Price. The maturity date for the Term Loan is June 1, 2018.

Borrowings under the Term Loan bear interest at a rate per annum equal to, at the Company’s option, initially, either (a) a Eurodollar rate determined by reference to LIBOR, plus an applicable margin of 4.75% or (b) a base rate determined by reference to the highest of (1) the federal funds rate plus  1⁄2 of 1%, (2) the prime commercial lending rate published by the Bank of America, N.A. as its “prime rate” for commercial loans and (3) the one month Eurodollar rate plus 1.0%, plus an applicable margin of 3.75%. The Eurodollar rate is subject to an interest rate floor of 1.0%. The applicable margins under the Term Loan are subject to a step down based a consolidated net leverage ratio, as defined in the agreement.

All obligations under the Term Loan are unconditionally guaranteed by Holdings and, subject to certain customary exceptions, all of ATDI’s existing and future, direct and indirect, wholly-owned domestic material subsidiaries. Obligations under the Term Loan are secured by a first-priority lien on substantially all property, assets and capital stock of ATDI except accounts receivable, inventory and related intangible assets and a second-priority lien on all accounts receivable and related intangible assets.

The Term Loan contains customary covenants, including covenants that restricts the Company’s ability to incur additional debt, create liens, enter into guarantees, enter into certain mergers, make certain loans and investments, dispose of assets, prepay certain debt, declare dividends, modify certain material agreements, enter into transactions with affiliates, change the nature of the Company’s business or change the Company’s fiscal year.

ATDI will be required to repay the Term Loan subject to certain exceptions with:

(i) 50% (which percentage will be reduced to 25% and 0%, as applicable, subject to ATDI attaining certain senior secured net leverage ratios) of its annual excess cash flow, as defined in the Term Loan agreement;

(ii) 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by ATDI and its restricted subsidiaries (including insurance and condemnation proceeds, subject to specified de minimis thresholds), if ATDI does not reinvest those net cash proceeds in assets to be used in its business (a) within 12 months of the receipt of such net cash proceeds or (b) if ATDI commits to reinvest such net cash proceeds within 12 months of the receipt thereof, within the later of 12 months following receipt thereof and 180 days of the date of such commitment; and

(iii) 100% of the net proceeds of any incurrence of debt by ATDI or any of its restricted subsidiaries, other than debt permitted to be incurred or issued under the Term Loan.

In the event that, prior to the first anniversary of the date of borrowing, ATDI voluntarily prepays any amount outstanding under the Term Loan or is required to prepay any amount outstanding under the Term Loan as result of incurring or issuing debt not permitted to be incurred or issued under the Term Loan, the prepayment must be made at 101% of the principal amount of such Term Loan prepaid.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Holdings intends to file the financial statements of Terry’s Tire required under this item pursuant to an amendment to this Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

Holdings intends to file any pro forma financial information related to the Acquisition that is required under this item pursuant to an amendment to this Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Registrant)

March 31, 2014	By:	/s/ JASON T. YAUDES
	Name:	Jason T. Yaudes
	Title:	Executive Vice President and
Chief Financial Officer